UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2012

 SAVEDAILY, INC.

(Exact name of registrant as specified in Charter)

Nevada	333-143039	20-8006878
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

3020 Old Ranch Parkway, Suite 140

Seal Beach, California 90740

(Address of Principal Executive Offices)

(562) 795-7500

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2012, SaveDaily, Inc. (“SaveDaily”) confirmed the appointment of Michael Cronin as SaveDaily’s Chief Financial Officer. Mr. Cronin will oversee SaveDaily’s financial management while working with the management team to build out the value in SaveDaily and to help accelerate SaveDaily’s timetable for delivering and supporting continued customer growth and achieving other operational milestones while providing clarity and transparency to our industry partners and shareholders.

Before joining SaveDaily, Mr. Cronin, 56 years old, was a principal in a Florida based accounting and auditing firm, registered with the Public Company Accounting Oversight Board, that provides public companies with auditing, SEC disclosure and other financial consulting services. Previously, Mr. Cronin was the CFO and Director of Operations for Ultimate Franchise Systems, Inc., a publicly traded company with over $60 million in revenues. Mr. Cronin is a CPA, has an M.S. in Accounting from the University of Central Florida and a B.S. in Accounting from St. John Fisher College of Rochester, NY.

SaveDaily issued a press release announcing Mr. Cronin’s appointment as Chief Financial Officer of SaveDaily on February 22, 2012. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01               Financial Statement and Exhibits.

(d) Exhibits.

Number	Description

99.1	Press Release, dated February 22, 2012, confirming the appointment of Michael Cronin as Chief Financial Officer of SaveDaily, Inc.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SAVEDAILY, INC.

Date: February 28, 2012	By:	/s/ Jeff Mahony
Jeff Mahony,
Chief Executive Officer

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